UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events

On May 9, 2016, the Board of Directors (the “Board”) of pdvWireless, Inc., a Delaware corporation (the “Company”), set August 10, 2016 as the date (the “Annual Meeting Date”) of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).  The Board also set the record date as June 15, 2016 for stockholders entitled to notice of and to vote at the 2016 Annual Meeting.  At the 2016 Annual Meeting, the Board has approved the following proposals:

1.To elect seven directors to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

2.To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s Amended and Restated Bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations must be received by the Company at its principal executive offices at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey and directed to the attention of the Corporate Secretary by May 19, 2016, which is the tenth (10th) day following the date of this Current Report on Form 8-K.  Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Bylaws.  Any such notice received after May 19, 2016 will be considered untimely and not properly brought before the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PDVWIRELESS, INC.

Date: May 9, 2016	/s/ John Pescatore
John Pescatore
President and Chief Executive Officer